Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ShopEye, Inc.

We hereby consent to the inclusion in this Registration Statement on form S-1/A of our report dated September 3, 2013 relating to the financial statements of ShopEye, Inc.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ ZBS Group LLP

Melville, New York

September 3, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zbcpas.com